UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Post-Effective Amendment No. 1 to FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRADESHOW PRODUCTS, INC.
(Name of small business issuer in its charter)

Nevada	5199	20-3336498
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10620 Southern Highlands Parkway Suite 110-433
Las Vegas, Nevada 89141
(626) 209-1183
(Address and telephone number of principal executive offices and principal place of business)

Tiffany Miller
10620 Southern Highlands Parkway Suite 110-433
Las Vegas, Nevada 89141
(626) 209-1183
(Name, address and telephone number of agent for service)

Copies to:
R. V. Brumbaugh, Esq.
417 W. Foothill Blvd. PMB B-175
Glendora, California 91741
(626) 335-7750

TRADESHOW PRODUCTS, INC.

NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The SB-2 Registration Statement filed by Tradeshow Products, Inc. and deemed effective by the Securities and Exchange Commission, offered a minimum of 400,000 and up to a maximum of 1,500,000 shares of our $0.001 par value common stock at a price of $0.05 per share pursuant to a self-underwritten offering. The maximum number (1,500,000 shares) was sold by the Company to twenty six investors in conjunction with the registered offering for an aggregate of $75,000.00.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Covina, State of California on November 29, 2006.

Tradeshow Products, Inc.
(Registrant)

By: /s/ Tiffany Miller
Tiffany Miller
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Tiffany Miller	President, CEO and Director	November 29, 2006
Tiffany Miller

/s/ Tiffany Miller	Chief Financial Officer	November 29, 2006
Tiffany Miller

/s/ Tiffany Miller	Chief Accounting Officer	November 29, 2006
Tiffany Miller

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